                                                                   EXHIBIT 11.1

                              QUALIX GROUP, INC.

          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS--UNAUDITED)

                                                                QUARTER ENDED
                                                                SEPTEMBER 30,
                                                                --------------
                                                                 1995   1996
                                                                ------ -------
Primary:
  Earnings--
    Net income (loss).......................................... $  784 $  (139)
                                                                ====== =======
  Shares:
    Weighted average number of common shares outstanding.......  2,324   4,294
    Number of common equivalent shares assuming exercise of
     stock options (1).........................................  5,711   4,178
                                                                ------ -------
    Total shares used in computation...........................  8,035   8,472
                                                                ====== =======
  Primary earnings per share................................... $ 0.10 $ (0.02)
                                                                ====== =======
Fully diluted:
  Earnings--
    Net income (loss).......................................... $  784 $  (139)
                                                                ====== =======
  Shares:
    Weighted average number of common shares outstanding.......  2,324   4,924
    Number of common equivalent shares assuming conversion of
     convertible securities (1)................................  5,711   4,178
                                                                ------ -------
    Total shares used in computation...........................  8,035   8,472
                                                                ====== =======
  Fully diluted earnings per share............................. $ 0.10 $ (0.02)
                                                                ====== =======

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(1) The assumed exercise of certain common stock equivalents were excluded as they were antidilutive in 1996.